UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 13, 2022

Freshpet, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36729	20-1884894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 PLAZA DRIVE, 1ST FLOOR SECAUCUS, New Jersey	07094
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code (201) 520-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FRPT	The NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced in a Current Report on Form 8-K dated September 7, 2022, Mrs. Heather Pomerantz stepped down from her role as Chief Financial Officer of Freshpet, Inc. (the “Company”) to pursue other opportunities, effective as of September 7, 2022.

In connection with Mrs. Pomerantz’s departure from the Company, on October 13, 2022, the Company and Mrs. Pomerantz entered into a Separation Agreement and General Release of Claims (the “Separation Agreement”) setting forth the terms of her separation from the Company.  Pursuant to the Separation Agreement, in exchange for a general release of claims in favor of the Company, and contingent upon compliance with the terms of the Separation Agreement and the conditions contained therein, Mrs. Pomerantz will receive (i) a continuation of her annual base salary until September 30, 2023, (ii) payment for the employer portion of the premiums for her continued health coverage until the earliest of September 30, 2023, the date that she becomes eligible for coverage under a subsequent employer’s plan, or the date that she ceases to be eligible for continued coverage, (iii) a pro-rated annual bonus for fiscal year 2022 (if any), to be paid in 2023, in an amount to be determined based upon the actual level of achievement of any applicable performance goals as identified by the Company, its board of directors or a committee thereof and (iv) a sum of $75,000, payable in three equal monthly installments over a period of three months, beginning in October 2022 and ending in December 2022, for her consultancy services during such time in assisting with the orderly transition of her former duties.  In addition, the Company has agreed to certain limited modifications of Mrs. Pomerantz’s non-competition covenants contained in Section 2.1(a) of the existing Non-Disclosure and Non-Competition Agreement between Mrs. Pomerantz and the Company.

The foregoing description of the Separation Agreement set forth under this Item 5.02 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Separation Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits
Exhibit No.	Description of Exhibit
10.1	Separation Agreement and General Release of Claims, dated October 13, 2022, by and among the Company and Heather Pomerantz (filed herewith)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESHPET, INC.

Date: October 19, 2022	By:	/s/ Richard Kassar
Name: Richard Kassar
Title: Interim Chief Financial Officer